Exhibit (4).2-1


                          FIRST SUPPLEMENTAL INDENTURE



     FIRST SUPPLEMENTAL INDENTURE dated as of November    , 1995, between
                                                       ---
PREMIER PARKS INC., a Delaware corporation (the "Company"); FUNTIME PARKS, INC., an Ohio corporation, FUNTIME, INC., an Ohio corporation, WYANDOT LAKE, INC., an Ohio corporation, DARIEN LAKE THEME PARK AND CAMPING RESORT, INC., a New York corporation, D.L. HOLDINGS, INC., an Ohio corporation, TIERCO WATER PARK, INC., an Oklahoma corporation, FRONTIER CITY PROPERTIES, INC., an Oklahoma corporation, and FRONTIER CITY PARTNERS, LIMITED PARTNERSHIP, an Oklahoma limited partnership (collectively, the "Note Guarantors"); and UNITED STATES TRUST Company, a New York corporation, (the "Trustee").


                                    RECITALS

     WHEREAS, the Company, the Note Guarantors and the Trustee entered into an Indenture, dated as of August 15, 1995 (the "Indenture"), pursuant to which the Company issued $90,000,00 in principal amount of 12% Senior Notes due 2003 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

     WHEREAS, Section 9.01 of the Indenture provides that the Company, the Note Guarantors and the Trustee may amend the Indenture without notice to or consent of the Holders to (A) cure any ambiguity, omission, defect or inconsistency in the Indenture, and (B) make any change in the Indenture that does not adversely affect the rights of any Securityholder; and

     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and By-Laws of the Company, the Note Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed.

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Note Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

                                    ARTICLE 1


     Section 1.1 First Supplemental Indenture. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     Section 1.2 Effective Date. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Note Guarantors and the Trustee.

     Section 1.3 Amendment to Section 2.02 of Indenture. The fourth paragraph of Section 2.02 of the Indenture is hereby amended by deleting therefrom the figure "$85,000,000" and replacing such figure with the figure "$90,000,000".

     Section 1.4 Amendment to Section 6.07 of Indenture. Section 6.07 of the Indenture is hereby amended by adding the phrase "(including against any Note Guarantor)" immediately after the word "enforcement" in the ninth line of
Section 6.07.

     Section 1.5 Amendment to Section 10.01 of Indenture. The sixth paragraph of Section 10.01 of the Indenture is hereby amended by deleting from the ninth line thereof the phrase ", upon receipt of written demand by the Trustee,".


                                    ARTICLE 2


     Section 2.1 Incorporation of First Supplemental Indenture, Ratification of Indenture. All of the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as otherwise expressly modified herein, the Indenture shall remain in full force and effect and is hereby ratified.

     Section 2.2 Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only and are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 2.3 Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them taken together represent the same agreement.

     Section 2.4 Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Sec. 318(c), the imposed duties shall control.

     Section 2.5 Successors. All agreements of the Company and the Note Guarantors in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     Section 2.6 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this First Supplemental Indenture.

     Section 2.7 Defined Terms. Unless otherwise defined in this First Supplemental Indenture, all terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them in the Indenture.

     Section 2.8 No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein are recitals of the Company, and the Trustee makes no representation with respect thereto and shall have no responsibility therefor.

     Section 2.9 Governing Law. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture without regard to principles of conflict of laws.


     IN WITNESS WHEREOF, the Company, the Note Guarantors and the Trustee have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                              PREMIER PARKS INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman










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



                              FUNTIME PARKS INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              FUNTIME, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              WYANDOT LAKE, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              DARIEN LAKE THEME PARK AND
                              CAMPING RESORT, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              D.L. HOLDINGS, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              TIERCO MARYLAND, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman










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



                              TIERCO WATER PARK, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              FRONTIER CITY PROPERTIES, INC.,

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              FRONTIER CITY PARTNERS,
                              Limited Partnership,

                                by  Frontier City Properties,
                                   Inc., as General Partner

                                by

                                   ----------------------------
                                   Name: Kieran E. Burke
                                   Title: Chairman

                              UNITED STATES TRUST COMPANY OF
                              NEW YORK

                                by

                                   ----------------------------
                                   Name:
                                   Title:











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